Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.
a Delaware Corporation
as of January 31, 2022

Subsidiary Name	Jurisdiction of Incorporation
ADSK Ireland Limited	Ireland
Assemble Systems, LLC	U.S.
Autodesk (China) Software Research and Development Co., Ltd.	China
Autodesk (EMEA) Sárl	Switzerland
Autodesk AB	Sweden
Autodesk Americas LLC	U.S.
Autodesk ApS	Denmark
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty. Ltd.	Australia
Autodesk Australia Holding Pty. Ltd.	Australia
Autodesk B.V.	Netherlands
Autodesk Canada Co.	Canada
Autodesk Colombia, S.A.S.	Colombia
AUTODESK d.o.o.	Croatia
Autodesk de Argentina S.A.	Argentina
Autodesk de Costa Rica, S.R.L.	Costa Rica
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development B.V.	Netherlands
Autodesk Development S.á.r.l.	Switzerland
Autodesk Direct Limited	United Kingdom
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Limited	Hong Kong
Autodesk Finance Holdings Limited (Ireland)	Ireland
Autodesk France S.A.S.	France
Autodesk Ges.mbH	Austria
Autodesk Global, Inc.	U.S.
Autodesk GmbH	Germany
Autodesk Holdings LLP	United Kingdom
Autodesk Hungary Kft.	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S.
Autodesk Ireland Operations Unlimited Company	Ireland
Autodesk Israel Ltd.	Israel
Autodesk Korea Limited	South Korea
Autodesk Limited	Saudi Arabia
Autodesk Limited	United Kingdom

Autodesk Ltd. Japan	Japan
Autodesk Netherlands Holdings B.V.	Netherlands
Autodesk Norway AS	Norway
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Sp. Z o.o.	Poland
Autodesk spol. s.r.o.	Czech Republic
Autodesk Taiwan Limited	Taiwan
Autodesk UK Holdings Limited	United Kingdom
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Autodesk Inc Jordan PSC	Jordan
BuildingConnected, Inc.	U.S.
CadSoft Computer GmbH	Germany
Crispin Systems Limited	United Kingdom
Delcam Australia Pty Limited	Australia
Delcam Consulting and Technology Services Limited	India
Delcam Indonesia	Indonesia
Delcam Limited	United Kingdom
Delcam Professional Services Limited	United Kingdom
Delcam Software (India) Private Limited	India
Graitec GmbH	Germany
Hankook Delcam Limited	South Korea
Innovyze.AI, Co.	Canada
Innovyze LLC	Delaware
Innovyze Ltd.	United Kingdom
Innovyze Pty. Ltd.	Australia
Limited Liability Company Autodesk (CIS)	Russia
Moxion Limited	New Zealand
Moxion, Inc.	U.S.
netfabb GmbH	Germany
netfabb Inc.	U.S.
PlanGrid Australia Pty Ltd.	Australia
PlanGrid Canada ULC	Canada
PlanGrid Hong Kong Limited	Hong Kong
PlanGrid, Inc.	U.S.
ProEst, Inc.	U.S.
Pype LLC	U.S.
Pype Technologies Private Limited	India
Shotgun Software, LLC	U.S.
Spacemaker AEC Software Oy	Finland
Spacemaker AS Norway	Norway

Spacemaker France SAS	France
Spacemaker Sweden AB	Sweden
Spacemaker US LLC	U.S.
Solid Angle S.L.U.	Spain
Storm Australia Holdco Pty. Ltd.	Australia
Storm UK Holdco Ltd.	United Kingdom
Tinderbox Media Limited	New Zealand
TradeTapp, Inc.	U.S.
Upchain USA LLC	U.S.
Within Technologies Limited	United Kingdom
XP Software Pty. Ltd.	Australia
XP Solutions Software Limited	United Kingdom
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